                               FIELDCREST CANNON, INC.

                             Inter-Office Correspondence


                                    July 12, 1993



PERSONAL & CONFIDENTIAL

Mr. T. R. Staab
Eden

RE:     Employee Retention Agreement

Dear Tom:

     Fieldcrest Cannon, Inc. (the "Company") recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among key

personnel, may result in the departure or distraction of key personnel to the detriment of the Company, its stockholders and its customers.

     The Board of Directors of the Company (the "Board") has

determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the

Company's key personnel, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     In order to induce you to remain in its employ, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your

employment with the Company is terminated under the circumstances described below subsequent to a "Change in Control" of the

Company (as defined below).

     1.   Change in Control.

          As used herein, the following terms shall have the

following respective meanings:

          (a)  A "Change in Control" shall occur or be deemed to

     have occurred only if any of the following events occur:

     (i) any "person," as such term is used in Sections 13(d) and

     14(d) of the Securities Exchange Act of 1934, as amended

     (the "Exchange Act"), (other than Dumaines Trust, Amoskeag

     Company, a Delaware corporation ("Amoskeag"), or any

     majority owned subsidiary thereof, the Company, any trustee or other fiduciary holding securities under an employee

     benefit plan of the Company, any trustee or other fiduciary of a trust treated for federal income tax purposes as a

     grantor trust of which the Company is the grantor, or any

     corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the

     "beneficial owner" (as defined in Rule 13d-3 under the

     Exchange Act), directly or indirectly, of securities of the

     Company representing 30% or more of the combined voting

     power of the Company's then outstanding securities or any

     matter which could  come before its stockholders for

     approval; (ii) any "person" (other than the Dumaines Trust,

     the Company, any trustee or other fiduciary holding

     securities under an employee benefit plan of the Company,

     any trustee or other fiduciary of a trust treated for

     federal income tax purposes as a grantor trust of which the

     Company is the grantor, or any corporation owned directly or indirectly by the stockholders of the Company in

     substantially the same proportion as their ownership of

     stock of the Company) is or becomes the "beneficial owner,"

     directly or
     indirectly, of securities of Amoskeag

     representing 30% or more of the combined voting power of

     Amoskeag's then outstanding securities on any matter which could come before its stockholders for approval, at any time at which Amoskeag is the "beneficial owner," directly or

     indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then

     outstanding securities on any matter which could come before the stockholders for approval; (iii) individuals who, as of the date hereof, constitute the Board (as of the date

     hereof, the "Incumbent Board") cease for any reason to

     constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose

     initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule

     14a-11 of Regulation 14A under the Exchange Act) shall be,

     for purposes of this Agreement, considered as though such

     person were a member of the Incumbent Board; (iv) the

     stockholders of the Company approve a merger or

     consolidation of the Company with any other corporation,

     other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting

    securities of the surviving entity) more than 80% of the

    combined voting power of the voting securities of the

    Company or such surviving entity outstanding immediately

    after such merger or consolidation or (B) a merger or

    consolidation effected to implement a recapitalization of

    the Company (or similar transaction) in which no "person"

    (as hereinabove defined) acquires more than 30% of the

    combined voting power of the Company's then outstanding

    securities; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or

    substantially all of the Company's assets.

         (b)  A "Potential Change in Control" shall be deemed to

    have occurred if:

              (i)  the Company enters in an agreement, the

         consummation of which would result in the occurrence of

         a Change in Control of the Company,

             (ii)  any person (including the Company) publicly

         announces an intention to take or to consider taking

         actions which, if consummated, would constitute a

         Change in Control of the Company; or

            (iii)  the Board of Directors of the Company adopts

         a resolution to the effect that, for purposes of this

         Agreement, a Potential Change in Control of the Company

         has occurred.

    2.   Term of the Agreement.

       The term of this Agreement (the "Term") shall commence


on July 9, 1993 and shall continue in effect through December 31,

1994; provided, however, that commencing on January 1, 1995 and each January 1 thereafter, the Term shall be automatically

extended for one additional year unless, not later than September

30 of the preceding calendar year, the Company shall have given you written notice that the Term will not be extended; and

provided further that, if a Change in Control of the Company shall have occurred during the original or extended Term, this

Agreement shall continue in effect for a period of not less than

24 months beyond the month in which such Change in Control

occurred.

     3.   Change in Control; Potential Change in Control.

          (a)  No benefits shall be payable under this Agreement

     unless there has been a Change in Control of the Company

     during the Term.

          (b)  You agree that, notwithstanding any provision to

     the contrary in this Agreement, in the event of a Potential

     Change in Control of the Company, you will not voluntarily resign as an employee of the Company until the earliest of

     (A) a date which is six (6) months after the occurrence of such Potential Change in Control of the Company or (B) the termination by you of your employment by reason of

     Disability as defined in Section 4(b)(i) or for Good Reason as defined in Section 4(b)(iii).

     4.   Employment Status; Termination Following Change in

          Control.

          (a)  You acknowledge that this Agreement does not

     constitute a contract of employment or impose on the Company any obligation to retain you as an employee and this

     Agreement does not prevent you from terminating your

     employment at any time except as provided in Section 3(b).

     If your employment with the Company terminates for any

     reason and subsequently a Change in Control shall have

     occurred, you shall not be entitled to any benefits

     hereunder.  Any termination of your employment by the

     Company or by you following a Change in Control of the

     Company during the Term shall be communicated by written

     notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 10.  The "Date of

     Termination" shall mean the effective date of such

     termination as specified in the Notice of Termination

     (provided that no such Notice of Termination shall specify an effective date more than 180 days after the date of such

     Notice of Termination).

          (b)  Notwithstanding anything to the contrary herein,

     you shall be entitled to the benefits provided in Section 5 only if a Change in Control shall have occurred during the

     Term and your employment with the Company is subsequently

     terminated or terminates within 24 months after such Change in Control, unless such termination is (A) because of your death, (B) by the Company for Disability [as defined in

     Section 4(b)(i)] or Cause [as defined in Section 4(b)(ii)],

     or (C) by you other than for Good Reason [as defined in

     Section 4(b)(iii)].

        (i) Disability. If, as a result of incapacity

          due to physical or mental illness, you shall have been

          absent from the full-time performance of your duties with the Company for six (6) consecutive months and,

          within thirty (30) days after written notice of

          termination is given to you, you shall not have

          returned to the full-time performance of your duties,

          your employment may be terminated for "Disability."

          Any termination for Disability under this Agreement

          shall not affect any rights you may otherwise have

          under the Company's Long-Term Disability Plan.

              (ii)  Cause.  Termination by the Company of your

          employment for "Cause" shall mean termination (A) upon

          your willful and continued failure to substantially

          perform your duties with the Company [other than any

          such failure resulting from your incapacity due to

          physical or mental illness or any such actual or

          anticipated failure after the issuance of a Notice of

          Termination by you for Good Reason as defined in

          Section 4(b)(iii)], provided that a written demand for

          substantial performance has been delivered to you by

          the Company specifically identifying the manner in

          which the Company believes that you have not

          substantially performed your duties and you have not

          cured such failure within 30 days after such demand,

          (B) by reason of your willful misconduct which is

          demonstrably and materially injurious to the Company or

          (c) your conviction of a felony from which no appeal is

          taken (or which is affirmed upon appeal).  For purposes

          of this subsection, no act or failure to act on your

          part shall be deemed "willful" unless done or omitted

          to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

  (iii)   Good Reason.  For purposes of this Agreement,

"Good Reason" shall mean, without your written consent,

the occurrence after a Change in Control of the Company

of any of the following circumstances unless, in the

case of paragraphs (A), (C), (D), (F) or (G), such

circumstances are fully corrected prior to the Date of

Termination [as defined in Section 4(a)] specified in

the Notice of Termination [as defined in Section 4(a)]

given in respect thereof:

     (A) the failure of the Company to continue

     your employment in a senior executive position

     which, in your reasonable judgment, has authority

     and responsibility comparable to your authority

     and responsibility with the Company immediately

     preceding the date of a Change in Control or at

     any time thereafter; the assignment to you of any

     duties or responsibilities which, in your

     reasonable judgment are inconsistent with your

     authority or responsibility with the Company

     preceding the date of a Change in Control or at

     any time thereafter; or any removal of you from

     such authority or responsibility, except in

     connection with the termination of your employment

     for Disability, Cause, as a result of your death

     or by you other than for Good Reason;

         (B) any reduction in your annual base salary

     as in effect on the date hereof or as the same may be increased from time to time;

         (C) the failure of the Company to continue

     in effect any material compensation or benefit

     plan in which you participate immediately prior to

     the Change in Control, unless an equitable

     arrangement (embodied in an ongoing substitute or

     alternative plan) has been made with respect to

     such plan, or the failure by the Company to

     continue your participation therein (or in such

     substitute or alternative plan) on a basis not

     materially less favorable, both in terms of the

     amount of benefits provided and the level of your

     participation relative to other participants, as

     existed at the time of the Change in Control or

     the failure by the Company to award cash bonuses

     to its executives in amounts substantially

     consistent with past practice in light of the

     Company's financial performance;

         (D) the failure by the Company to continue

     to provide you with benefits substantially similar

     to those enjoyed by you under any of the Company's

     life insurance, medical, health and accident, or

     disability plans in which you were participating

     at the time of the Change in Control, the taking

     of any action by the Company which would directly

     or indirectly materially reduce any of such

     benefits, or the failure by the Company to provide

     you with the number of paid vacation days to which

     you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of

     the Change in Control;

         (E) the failure of the Company to obtain a

     satisfactory agreement from any successor to

     assume and agree to perform the Agreement, as

     contemplated in Section 8; or

         (F) any purported termination of your

     employment which is not effected pursuant to a

     Notice of Termination satisfying the requirements

     of Section 10, which purported termination shall

     not be effective for purposes of this Agreement.

 5.   Compensation Upon Termination; Vesting of Stock.

     Following a Change in Control of the Company, you shall

be entitled to the following benefits during a period of

disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the Term; provided, however, that the vesting set forth in

Subsection 5(d) shall be required as of the occurrence of a

Change in Control regardless of whether your employment

terminates during the Term and regardless of the reason for the termination of employment:

           (a)  During any period that you fail to perform your

      full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to

      receive base salary and all other earned compensation at the rate in effect at the commencement of any such period

      (offset by all compensation payable to you under the

      Company's disability plan or program or other similar plan during such period) until your employment is terminated ursuant to Section 4(b)(i) hereof.  Thereafter, or in the

      vent your employment is terminated by reason of death, your enefits shall be determined under the Company's long-term

      isability, retirement, insurance and other compensation

      rograms then in effect in accordance with the terms of such rograms.

          (b)  If your employment shall be terminated by the

      ompany for Cause or by you other than for Good Reason

      ollowing Change in Control, the Company shall pay you your ull base salary and all other compensation through the Date of Termination at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which you are entitled under any employment contract with the Company or under any compensation plan of the Company at the time

      such payments are due, and the Company shall have no further obligations to you under this Agreement.

           (c)  If your employment with the Company is terminated

      by the Company (other than for Cause, Disability or your

      death) or by you for Good Reason within 24 months after

      Change in Control or if your employment with the Company is terminated by you or the Company for any reason (other than your death, Disability or retirement) within six (6) months after a Change in Control, then you shall be entitled to the benefits below:

                 (i) the Company shall pay to you (A) your full

           base salary and all other compensation through the Date

           of Termination at the rate in effect at the time the

           Notice of Termination is given, no later than the full fifth day following the Date of Termination, plus all other amounts to which you are entitled under any

           compensation plan of the Company at the time such

           payments are due, (B) if you so elect, in lieu of your

           right to continue to receive deferred compensation

           under any deferred compensation plan of the Company

           then in effect, no later than the fifth full day

           following the Date of Termination, a lump-sum amount,

           in cash, equal to the deferred amounts together with

           any earnings credited on such amounts under such plan

           and (C) if you so elect, in lieu of your right to

           continued payments under any employment contract with

           the Company, no later than the fifth full day following

           the Date of Termination, a lump-sum amount, in cash,

           equal to the total of such continued payments;

                (ii) the Company shall pay as severance pay to

           you, at the time specified in Subsection (e) below, a

           lump-sum severance payment (together with the payments

           provided in paragraph (iv) below) (the "Severance

           Payments") in an amount equal to 200% of your highest

           annual base salary in effect during the three-year

           period ending the Date of Termination, offset by the

           amount, if any, which you are entitled to receive as

           severance benefits under any employment contract

           between the Company and you;

               (iii) the Company shall pay to you all legal fees

           and expenses incurred by you as a result of such

           termination (including all such fees and expenses, if

           any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in

           connection with any tax audit or proceeding to the

           extent attributable to the application of Section 4999

           of the Internal Revenue Code of 1986, as amended (the

           "Code") to any payment or benefit provided hereunder);

                (iv) for a period of twelve (12) months after your

           Date of Termination, the Company shall arrange to

           provide you with life, disability, dental, accident and

           group health insurance benefits substantially similar

           to those which you were receiving immediately prior to

           the Notice of Termination.  Notwithstanding the

           foregoing, the Company shall not provide any benefit

           otherwise receivable by you pursuant to this paragraph

           (iv) if an equivalent benefit is actually received by

           you prior to the end of such 12 month period, and any

           such benefit actually received by you shall be reported

           to the Company; and

                (v)  you shall be entitled to any benefits or

           payments to which you may be entitled under any other

           plan or program of the Company in which you are a

           participant at the time of your termination.

           (d)  As of the occurrence of the Change in Control you

      shall become vested in any shares of the Company awarded to you under the Long-Term Incentive Plan of the Company and

      not previously vested, or in any additional shares or

      substitute shares issued to reflect a change in the shares of Common Stock of the Company or a stock dividend or stock split distributable in shares of common stock of the Company or a change in capital structure of the Company, all as provided in Section 16 of the Long-Term Incentive Plan.

           (e)  The payments provided for in Subsections 5(b) and

      (c) shall be made not later than the fifth day following the

      Date of Termination; provided, however, that, if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day

      an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the

      remainder of such payments (together with interest at the

      applicable federal rate provided for in Section 7872(f)(2)

      of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination.  In the event that the amount of the

      estimated payments exceeds the amount subsequently

      determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the

      applicable federal rate provided in Section 7872(f)(2) of

      the Code).

           (f)  Except as provided in the second sentence of

      Subsection 5(c)(iv) hereof, you shall not be required to

      mitigate the amount of any payment provided for in this

      Section 5 by seeking other employment or otherwise, nor

      shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as a result of employment by another employer, by retirement benefits or by offset against any amount claimed to be owed by you to the Company or otherwise.

     6.   Excise Tax Limitation.


          (a)  Notwithstanding anything in this Agreement to the

     contrary, in the event it shall be determined that any

     payment or distribution by the Company to or for your

     benefit (whether paid or payable or distributed or

     distributable pursuant to the terms of this Agreement or

     otherwise) (a "Payment") would be nondeductible by the

     Company for federal income tax purposes because of Section

     280G of the Code, then the aggregate present value of

     amounts payable or distributable to you or for your benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as

     "Total Payments") shall be reduced to the Reduced Amount.

     The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Total

     Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.  For

     purposes of this Section

     6, present value shall be determined in accordance with

     Section 280G(d)(4) of the Code.

          (b)  All determinations required to be made under this

     Section 6 shall be made by the Company's independent public accountants (the "Accounting Firm") which shall provide

     detailed supporting calculations both to the Company and the employee.  Any such determination by the Accounting Firm

     shall be binding upon the Company and the employee.

          (c)  As a result of the uncertainty in the application

     of Section 280G of the Code at the time of the initial

     determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that the additional Payments which will not have been made by the

      Company could have been made ("Underpayment"), in each case,

      consistent with the calculations required to be made

      hereunder.  In the event that the Accounting Firm, based

      upon the assertion of a deficiency by the Internal Revenue

      Service against the employee which the Accounting Firm

      believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the

      employee shall be treated for all purposes as a loan ab

      initio to the employee which the employee shall repay to the

      Company together with interest at the applicable federal

      rate provided for in Section 7872(f)(2) of the Code;

      provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the employee to the Company if and to the extent such deemed loan and

      payment would not either reduce the amount on which the

      employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.  In the

      event that the Accounting Firm, based upon controlling

      precedent or other substantial authority, determines that an

      Underpayment has occurred, any such Underpayment shall be

      promptly paid by the Company to or for the benefit of the

      employee together with interest at the applicable federal

      rate provided for in Section 7872(f)(2) of the Code.



      7.   Sale of Division.

           If the Company sells substantially all of its business

      assets to an entity (the "Purchaser") which is not controlled by

      Dumaines Trust or Amoskeag, you will be entitled to receive the

      Change in Control Severance Benefits on the effective date of such sale.  In determining such benefits, the hospitalization or medical reimbursement plan in effect immediately preceding such effective date shall be continued in effect without change

      (except any change that may be mandated by law) for the period for which you are entitled to coverage.  Notwithstanding the foregoing, the Change in Control Severance Benefits shall not be payable if you enter the employment of the Purchaser, or if you fail to enter such employment but the Purchaser offers you the following:  (i) employment in a senior executive position having authority and responsibility comparable to your authority and responsibility with the Company immediately preceding the sale,

      and (ii) compensation and benefits at least as great as provided to you by the Company immediately preceding the sale, including without limitation severance benefits in the event of your termination of employment with the Purchaser at least as great as herein provided (but not conditioned on a change in control of the Purchaser).  Notwithstanding the preceding sentence, the vesting set forth in Subsection 5(d) shall be required on the effective date of the sale, regardless of any subsequent events.

      For the purpose of determining whether the Purchaser is

      controlled by Dumaines Trust or Amoskeag, control shall mean the ownership of voting rights sufficient to elect at least a

      majority of the members of the Board of Directors of the

      Purchaser.

           8.   Waiver of Claims

           Notwithstanding any provisions of this Agreement to the

      contrary, no payments shall be made to you under Section 5(c)

      unless and until you shall have waived and released all claims which you may have against the Company as of the date of

      execution of the waiver and release, including, without

      limitation, claims under the Age Discrimination in Employment

      Act, but excluding claims for benefits under this Agreement or claims under any employee benefit plan maintained by the Company.

               9.   Successors; Binding Agreement.

                    (a)  The Company will require any successor (whether

               direct or indirect, by purchase, merger, consolidation or

               otherwise) to all or substantially all of the business or

               assets of the Company expressly to assume and agree to

               perform this Agreement to the same extent that the Company would be required to perform it if no such succession had

               taken place.  Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of any

               succession shall be a breach of this Agreement and shall

               entitle you to compensation from the Company in the same

               amount and on the same terms as you would be entitled

               hereunder if you had terminated your employment for Good

               Reason immediately after a Change in Control of the Company,

               except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.  As used in this Agreement,

               "Company" shall mean the Company as defined above and any

               successor to its business or assets as aforesaid which

               assumes and agrees to perform this Agreement by operation of law, or otherwise.

                   (b)  This Agreement shall inure to the benefit of and

               be enforceable by your personal or legal representatives,

               executors, administrators, successors, heirs, distributees,

               devisees and legatees.  If you should die while any amount would still be payable to you hereunder if you had continued

               to live, all such amounts, unless otherwise provided herein,

               shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or if there is no such designee, to your estate.

               10.  Notice.

                    For the purposes of this Agreement, notices and all

          other communications provided for in this Agreement shall be in writing and shall be duly given when delivered or when mailed by

          United States registered or certified mail, return receipt requested, postage prepaid, addressed to the General Counsel of the Company, at 326 East Stadium Drive, Eden, North Carolina, and

          to you at the address shown below or to such other address as either the Company or you may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

               11.  Miscellaneous.

                    (a)  The invalidity or unenforceability of any

               provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement,

               which shall remain in full force and effect.

                    (b)  The validity, interpretation, construction and

               performance of this Agreement shall be governed by the laws of the State of North Carolina.

                    (c) No waiver by you at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

                    (d)  This Agreement may be executed in several

               counterparts, each of which shall be deemed to be an

               original but all of which together will constitute one and the same instrument.

                    (e)  Any payments provided for hereunder shall be paid

               net of any applicable withholding required under federal,

               state or local law.

                    (f)  This Agreement sets forth the entire agreement of

               the parties hereto in respect of the subject matter

               contained herein and supersedes all prior agreements,

               promises, covenants, arrangements, communications,

               representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto;

               and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

               If this letter sets forth our agreement on the subject

          matter hereof, kindly sign and return to the Company this letter,

          which will then constitute our agreement on this subject.


                                   Sincerely,

                                             FIELDCREST CANNON, INC.



                                             By:  /s/ James M. Fitzgibbons

                                                  James M. Fitzgibbons
                                                  Chairman and Chief
                                                    Executive Officer


          Agreed to this 26th day of July, 1993.



            /s/ T. R. Staab
               (Signature)

            T. R. Staab
               Print Name

          Address:

            3726 N.C. 65

            Reidsville, NC  27320

                               FIELDCREST CANNON, INC.

                             Inter-Office Correspondence

                                    July 29, 1993



          Mr. T. R. Staab
          Eden

          RE:   Amendment to Employee Retention Agreement

          Dear Tom:

               You and Fieldcrest Cannon, Inc. (the "Company") entered into an Employee Retention Agreement effective July 9, 1993. The Company now deems it appropriate to amend Subsection 5(c) of the Employee Retention Agreement by deleting the phrase "or if your employment with the Company is terminated by you or the Company for any reason (other than your death, Disability or Retirement) within six (6) months after a Change in Control" therefrom. For good and adequate consideration, the receipt of which is hereby acknowledged, you agree to the foregoing amendment. Kindly sign and return to the Company this letter, which will then constitute our agreement on this subject.

                                   Sincerely,

                                             FIELDCREST CANNON, INC.



                                             By:  /s/ James M. Fitzgibbons
                                                  Chairman and Chief
                                                    Executive Officer


          Agreed to this 2nd day of August, 1993:


           /s/ T. R. Staab
               Signature

           T. R. Staab
               Print Name

          Address:

          3726 N.C. 65

          Reidsville, NC  27320


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